Exhibit 10.7

EQUITY INCENTIVE PLAN
OF
GIBSON ENERGY HOLDING ULC

Gibson Energy Holding ULC, an unlimited liability corporation formed under the laws of the Province of Alberta (the “Company”), hereby adopts this Equity Incentive Plan (this “Plan”).  The purposes of this Plan are as follows:

(1)           To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Common Shares (as defined herein), thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2)           To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Common Shares pursuant to the exercise of Options and Stock Appreciation Rights, pursuant to the grant of Restricted Stock or Restricted Stock Units, or pursuant to an offer to purchase Common Shares.

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

Section 1.1       “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan in accordance with Article VII hereof.

Section 1.2       “Affiliate” shall have the meaning given thereto in the Business Corporations Act (Alberta).  For the purposes of this Plan, Affiliates of the Company shall include all Principal Shareholders.

Section 1.3       “Applicable Laws” shall mean the requirements relating to the administration of Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock, and Restricted Stock Units under the laws of the Province of Alberta and the federal laws of Canada applicable therein, any stock exchange or quotation system on which the Common Shares of the Company are listed or quoted and the applicable laws of any other country or jurisdiction, including the United States, to which the grant of Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock or Restricted Stock Units are subject.

Section 1.4       “Award” shall mean an Option, a Stock Appreciation Right, Stock Purchase Right, a Restricted Stock award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

Section 1.5       “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

Section 1.6       “Board” shall mean the Board of Directors of the Company.

Section 1.7       “Committee” shall mean a committee of Directors or other individuals satisfying Applicable Laws, who are appointed by the Board in accordance with Article VII hereof.

Section 1.8       “Common Shares” shall mean the common shares in the capital of the Company and includes any and all common shares (including shares or securities of another entity) resulting from any subdivision, re-division, reduction, combination or consolidation, merger, amalgamation, arrangement or reorganization involving the Company.

Section 1.9       “Company” shall mean Gibson Energy Holding ULC, an unlimited liability corporation formed under the laws of the Province of Alberta, and any successor thereof.

Section 1.10     “Consultant” shall mean any Person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.

Section 1.11     “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 8.1(a) or any unusual or nonrecurring transaction or event affecting the Company or any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in Applicable Laws, regulations, or accounting principles (including, without limitation, a recapitalization of the Company).

Section 1.12     “Director” shall mean a member of the Board.

Section 1.13     “Disability” shall mean that the Service Provider is (i) unable to perform his or her employment duties on behalf of the Company or any of its Subsidiaries for any consecutive twelve (12) month period (or any period of eighteen (18) months or more, whether or not consecutive, in any twenty-four (24) month period) because of illness, accident, mental or physical disability or any other cause and there is no reasonable prospect, at the end of such time, that the Service Provider will be able to return to his or her employment duties with the Company or any of its Subsidiaries in the reasonably foreseeable future or (ii) declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing his affairs.  Notwithstanding the foregoing, if the Service Provider is party to a written employment or consulting agreement with the Company or any of its Subsidiaries which defines disability, then “Disability” shall be as such term is defined in the applicable written employment or consulting agreement.

Section 1.14     “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 1.15     “Employee” shall mean any employee (as determined by the Administrator) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, provided that such individual is considered an employee (within the meaning of the Income Tax Act (Canada)) of the Company or any Affiliate thereof.  A Service Provider shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company (or the Subsidiary employing the Service Provider, if applicable) or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any of their respective successors.

Section 1.16     “Equity Restructuring” shall mean, as determined by the Administrator in its sole discretion, a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the Common Shares (or other securities of the Company) or the Common Share price (or the price of other securities of the Company) and causes a change in the per Common Share value underlying outstanding Awards.

Section 1.17     “Exercise Price” shall have the meaning set forth in Section 4.3.

Section 1.18     “Fair Market Value” of a Common Share as of a given date shall be:

(a)   If the Common Shares are listed on any established stock exchange in Canada or the United States or a national market system, Fair Market Value shall be the closing sales price for the Common Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Globe and Mail, The Wall Street Journal or such other source as the Administrator deems reliable;

(b)   If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Shares on the day of determination; or

(c)   In the absence of an established market for the Common Shares, Fair Market Value shall be determined by the Administrator.

Section 1.19     “Officer” shall mean an officer of the Company or any of its Subsidiaries, as determined by the Administrator.

Section 1.20     “Options” shall mean the time vesting and/or performance vesting options granted under the Plan to purchase Common Shares pursuant to any Award Agreement.

Section 1.21     “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.

Section 1.22     “Person” shall mean an individual, firm, partnership, corporation, limited liability company, unlimited liability corporation, business trust, joint stock company, trust, unincorporated association or organization, joint venture, governmental authority or any other entity of whatever nature.

Section 1.23     “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.24     “Principal Shareholders” shall mean (i) Riverstone/Carlyle Global Energy & Power Fund IV (Cayman), L.P., a Cayman Islands limited partnership, and (ii) any of its Affiliates to which (a) the Principal Shareholder identified in clause (i) or any other Person transfers Common Shares, or (b) the Company issues Common Shares.

Section 1.25     “Restricted Stock” shall mean an Award granted pursuant to Section 6.1.

Section 1.26     “Restricted Stock Unit” shall mean an Award granted pursuant to Section 6.2.

Section 1.27     “Secretary” shall mean the Secretary of the Company.

Section 1.28     “Service Provider” shall mean an Employee, Consultant or Director.

Section 1.29     “Stock Appreciation Right” shall mean a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Common Shares equal in value to the excess, if any of the Fair Market Value per Common Share over the Exercise Price per Common Share of the stock appreciation right Award, subject to the terms of the applicable Award Agreement.

Section 1.30     “Stock Purchase Right” shall mean an Award granted pursuant to Section 3.3.

Section 1.31     “Subsidiary” has the meaning ascribed thereto in the Alberta Securities Act. R.S.A. 2000, c. S-4, as amended.

Section 1.32     “Termination of Service” shall mean the time when the engagement of a Participant as a Service Provider is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, failure to be elected or appointed, discharge, death, Disability or retirement, but excluding (a) terminations where there is simultaneous commencement by the former Service Provider of a relationship with the Company or a Subsidiary as a Service Provider and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the service relationship.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Service.  Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Service Provider’s service at any time for any reason, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1       Common Shares Subject to Plan

(a)   Subject to Section 2.1(b) and Section 8.1, the aggregate number of Common Shares that may be issued under the Plan is Fifty Nine Thousand, Seven Hundred and Thirty Nine (59,739).  The Common Shares that may be acquired upon the exercise of Awards granted pursuant to this Plan shall consist of authorized but unissued or reacquired Common Shares.

(b)   To the extent that an Award terminates, is forfeited, is repurchased by the Company, expires, or lapses for any reason, any Common Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that vested Common Shares which are repurchased after being issued from the Plan shall not be available for future issuance under the Plan.  Additionally, any Common Shares tendered or withheld to satisfy the grant or Exercise Price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan.  To the extent permitted by Applicable Laws, Common Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its Subsidiaries shall not be counted against Common Shares available for grant pursuant to this Plan.

ARTICLE III.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS AND

SALE OF COMMON SHARES

Section 3.1       Eligibility.  Options and Stock Appreciation Rights may be granted to Service Providers.

Section 3.2       Granting of Options and Stock Appreciation Rights to Service Providers.

(a)     The Administrator shall from time to time:

(i)          Select from among the Service Providers (including those to whom Options or Stock Appreciation Rights have been previously granted under the Plan) such of them as in its opinion should be granted Options or Stock Appreciation Rights;

(ii)         Determine the number of Common Shares to be subject to such Options or Stock Appreciation Rights granted to such Service Provider; and

(iii)        Determine the terms and conditions of such Options and Stock Appreciation Rights, consistent with the Plan.

(b)    Upon the selection of a Service Provider to be granted an Option or Stock Appreciation Right pursuant to subsection (a), the Administrator shall instruct the Secretary or another authorized Officer to issue such Option or Stock Appreciation Right and may impose such conditions on the grant of such Option or Stock Appreciation Right as it deems appropriate.

Section 3.3       Sale of Common Shares to Service Providers

The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Common Shares shall be made and the terms and conditions thereof, provided, however, that the price per Common Share shall not be less than the Fair Market Value thereof on the date any such offer is accepted.  Each Common Share issued to a Service Provider under this Section 3.3 shall be evidenced by a written Subscription Agreement in a form approved by an authorized Officer of the Company, which shall contain terms consistent with the terms hereof.  Any such purchase and sale shall be done on a basis that is exempt from the prospectus requirements under Applicable Laws.  Any Common Shares issued pursuant to this Section 3.3 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Common Shares issued pursuant to the exercise of an Option or Stock Appreciation Right under this Plan including, but not limited to, conditions and restrictions set forth in Section 5.5 hereunder.

ARTICLE IV.

TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS

Section 4.1       Award Agreement

(a)     Each Option and Stock Appreciation Right shall be evidenced by a written Award Agreement, which shall be executed by the Participant and an authorized Officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan.

(b)    The Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that subject to the provisions of Section 8.1, the rights of a Participant under an Award Agreement shall not be adversely altered or impaired in any respect without the Participant’s written consent.  The Company shall provide the Participant with written notice of any amendment made to such Participant’s existing Award Agreement.

Section 4.2       Exercisability and Vesting of Options

(a)     Each Option and Stock Appreciation Right shall become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted by the Administrator after an Option or Stock Appreciation Right is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or Stock Appreciation Right or any portion thereof may be exercised.

(b)    Except as otherwise provided in the applicable Award Agreement, no portion of an Option or Stock Appreciation Right which is unexercisable on the date that the Participant incurs a Termination of Service shall thereafter become exercisable.

Section 4.3       Exercise Price.  The per Common Share purchase price of the Common Shares subject to each Option, and the reference price per Common Share used to calculate the amount payable to a Participant with respect to a Stock Appreciation Right (in each case, the

“Exercise Price”), shall be set by the Administrator on the date such Option or Stock Appreciation Right is granted.

Section 4.4       Expiration of Options and Stock Appreciation Rights.  No Option or Stock Appreciation Right may be exercised to any extent by anyone after the expiration of ten (10) years from the date the Option or Stock Appreciation Right was granted.

ARTICLE V.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

Section 5.1       Person Eligible to Exercise.  During the lifetime of a Participant, only he or she may exercise an Option or Stock Appreciation Right (or any portion thereof granted to him or her); provided, however, that the Participant’s Eligible Representative may exercise his or her Option or Stock Appreciation Right during the period of the Participant’s Disability.  After the death of the Participant, any exercisable portion of an Option or Stock Appreciation Right may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 5.2       Partial Exercise. At any time and from time to time prior to the time when the Option or Stock Appreciation Right becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of such Option or Stock Appreciation Right may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Common Shares, and the Administrator may, by the terms of the Options, require any partial exercise to exceed a specified number of Common Shares.

Section 5.3       Manner of Exercise.  Exercisable Options or Stock Appreciation Right, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or Stock Appreciation Right or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a)     Subject to any conditions that may be imposed by the Administrator, notice in writing signed by the Participant or his or her Eligible Representative, stating that such Option or Stock Appreciation Right or portion thereof is being exercised, and specifically stating the number of Common Shares with respect to which the Options or Stock Appreciation Right are being exercised;

(b)    Solely in the case of Options, full payment of the aggregate Exercise Price of the Common Shares with respect to which such Options (or portion thereof) are thereby exercised:

(i)         In cash, by personal, certified or bank cashier cheque, or by wire transfer;

(ii)        With the consent of the Administrator or as provided in the Award Agreement, in Common Shares otherwise owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of Common Shares with respect to which such Options or portion thereof are thereby exercised;

(iii)       With the consent of the Administrator or as provided in the Award Agreement, Common Shares issuable to the Participant upon exercise of the Option, with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Common Shares with respect to which such Options or portion are thereby exercised;

(iv)       With the consent of the Administrator or as provided in the Award Agreement, pursuant to any policies and procedures adopted by the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Options, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; or

(v)        With the consent of the Administrator or as provided in the Award Agreement, any form of payment permitted by Applicable Laws and any combination of the foregoing methods of payment;

(c)     The payment to the Company (in cash, or by personal, certified or bank cashier cheque, or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all applicable tax withholding requirements arising in connection with the exercise of the Option or Stock Appreciation Right;

(d)    Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of applicable securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(e)     In the event that the Option or Stock Appreciation Right or portion thereof shall be exercised as permitted under Section 5.1 by any Person or Persons other than the Participant, appropriate proof of the right of such Person or Persons to exercise the Option or Stock Appreciation Right or portion thereof.

Section 5.4       Participant Representations.  The Administrator, in its sole discretion, may require a Participant to make certain representations or acknowledgements, on or prior to the purchase of any Common Shares pursuant to any Option or Stock Appreciation Right granted under this Plan, in respect thereof including, without limitation, that the Participant is acquiring the Common Shares for an investment purpose and not for resale, that the Participant is acquiring the Common Shares pursuant to an exemption under applicable securities laws and, if the Participant is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Common Shares may occur.

Section 5.5       Conditions to Issuance of Stock Certificates.  The Common Shares issuable and deliverable upon the exercise of an Option or Stock Appreciation Right, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company, subject to Section 2.1(b).  A certificate representing the Common Shares will be delivered to the Participant at the Company’s principal place of business as soon as practicable after the Option or Stock Appreciation Right is properly exercised or the Company may, in its discretion, retain physical possession of the certificate until such time as it the Administrator deems appropriate.  Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Common Shares purchased upon the exercise of any Option or Stock Appreciation Right or portion thereof prior to fulfillment of all of the following conditions:

(a)     The admission of such Common Shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such Common Shares under any law or under applicable rulings or regulations of any governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c)     The obtaining of any approval or other clearance from any Canadian federal, provincial, territorial or U.S. federal or state governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d)    The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Options and Stock Appreciation Right.

The Administrator shall not have any liability to any Participant for any delay in the delivery of Common Shares to be issued upon a Participant’s exercise of Options and any Stock Appreciation Right.

Section 5.6       Rights as Shareholders.  The holder of an Option or Stock Appreciation Right shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Common Shares purchasable upon the exercise of any part of an Option or Stock Appreciation Right unless and until such holder has exercised such Option or Stock Appreciation Right with respect to such Common Shares in accordance with the terms and conditions contained herein.

Section 5.7       Cash Surrender Right.  In lieu of exercising vested Options issued under an Award Agreement in accordance with Section 5.3, a holder of Options may elect to surrender his or her Options to the Company for termination and request the Company to pay the holder the aggregate in-the-money amount in respect of the surrendered Options, less any amounts which the Company is required by law to withhold.  The Company may honour such a request but shall not be required to do so.

ARTICLE VI.

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

Section 6.1       Restricted Stock.

(a)          Grant of Restricted Stock.  The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)    Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c)     Rights of a Shareholder.  Unless otherwise specifically provided in the applicable Award Agreement, a holder of an Award of Restricted Stock will have the right to exercise all rights, powers and privileges of a holder of Common Shares with respect to such Restricted Stock (including, without limitation, the right to receive dividends with respect to the Restricted Stock on the date that such dividends are delivered to the Company’s regular Shareholders), except that, unless otherwise provided by the Administrator, (i) the holder will not be entitled to delivery of the certificate or certificates representing such Restricted Stock, and (ii) the holder of an Award of Restricted Stock may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock, in the case of clauses (i) and (ii), unless and until all vesting requirements with respect to such Restricted Stock shall have been fulfilled or waived.

(d)    Forfeiture.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon the holder of Restricted Stock’s Termination of Service during the period prior to the date that all vesting requirements with respect to such Restricted Stock shall have been fulfilled or waived, Restricted Stock that is at that time subject to forfeiture conditions shall be forfeited; provided, however, that, the Administrator may (i) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of Terminations of Service resulting from specified causes and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e)     Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

Section 6.2       Restricted Stock Units.

(a)     The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee.  On the maturity date, the Company shall, subject to the terms of the Plan, transfer to the Participant one Common Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Common Shares.

(b)    Except as otherwise provided in the applicable Award Agreement, if the Company makes a dividend or other distribution with respect to Common Shares while a Participant’s Restricted Stock Units remain outstanding, upon payment of such dividend or other distribution, such Participant shall be entitled to the amount in cash or the number of fully vested Common Shares or other property, as applicable, that the Participant would have received if the Participant had held the Common Shares underlying the Restricted Stock Units on the date that such dividend was paid.  Any such cash, Common Shares or other property that a Participant may become entitled to receive pursuant to this Section 6.2(b) shall be delivered to such Participant on the date that the dividend is paid to the Company’s regular Shareholders.

ARTICLE VII.

ADMINISTRATION

Section 7.1       Administrator.  The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator shall be constituted to comply with Applicable Laws.

Section 7.2       Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(a)     to determine the Fair Market Value;

(b)    to determine the type or types of Awards to be granted to each Service Provider;

(c)     to select the Service Providers to whom Awards may from time to time be granted hereunder;

(d)    to determine all matters and questions related to the Termination of Service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a Termination of Service, and all questions of whether a Termination of Service of a particular Service Provider resulted from discharge for cause;

(e)     to determine the number of Awards to be granted and the number of Common Shares to which an Award will relate;

(f)     to approve forms of Award Agreements for use under the Plan, which need not be identical for each Service Provider;

(g)    to determine the terms and conditions of any Awards granted hereunder (including, but not limited to, the Exercise Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Common Shares relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(i)      to determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price or purchase price of an Award may be paid in, cash, Common Shares, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(j)      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(k)     to make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Section 7.3       Effect of Board and Administrator’s Decision. All decisions, determinations and interpretations of the Board and/or the Administrator shall be final and binding on all Service Providers and former Service Providers.  The Board and the Administrator shall incur no liability by reason of any action or determination made in good faith in the administration of the Plan or in respect of any Award Agreement entered into pursuant to the Plan.

Section 7.4       Compensation, Professional Assistance, Good Faith Actions.  The Administrator may receive such compensation for its services hereunder as may be determined by the Board.  All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.  The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company, its Subsidiaries and their Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator, in good faith, shall be final and binding upon all Participants, the Company and all other interested Persons.  No Officer, Director or Employee of the Company or its Subsidiaries (each such Person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination or interpretation made with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Company from and against (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under or in connection with the Plan or any Award and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend against any such claim, action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s organizational documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.  For the avoidance of doubt, the limitations on liability and the foregoing indemnity shall not apply to any liability incurred by a Covered Person in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved due to the status of such Covered Person as a Participant in the Plan, or any amounts paid by such Covered Person, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person.

ARTICLE VIII.

OTHER PROVISIONS

Section 8.1       Changes in Common Shares; Disposition of Assets and Corporate Events

(a)     In the event that the Administrator determines that any share dividend, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, amalgamation, arrangement, consolidation, acquisition, disposition, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or any disposition of all or substantially all of the capital stock or assets of the Company (including, but not limited to, a Liquidity Event or Change in Control (as such terms may be defined in any Award Agreement)), exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, the acquisition or disposition of any material assets or business or other similar corporate transaction or event, which in the Administrator’s sole discretion, affects the Common Shares such that an adjustment to the Awards or Plan is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator may, in such manner as it may deem equitable to the Participant, adjust any or all of:

(i)         The number and kind of Common Shares (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of  Common Shares which may be issued);

(ii)        The number and kind of Common Shares (or other securities or property) subject to outstanding Awards;

(iii)       The Exercise Price per Common Share for any outstanding Awards under the Plan; and

(iv)       The terms and conditions of any outstanding Awards (including, without limitation, any applicable financial or other performance “targets” specified in each Award Agreement).

(b)    Upon the occurrence of a Corporate Event, the Administrator, in its sole discretion, is hereby authorized to take any one or more of the following actions in such manner as it may deem equitable to the Participant whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, (y) facilitate such Corporate Event or (z) give effect to such changes in laws, regulations or accounting principles:

(i)         In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, and either automatically or upon the Participant’s request, for either (A) the purchase of any outstanding Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the portion of such Award that was vested and exercisable (and such additional portion of the Award as the Administrator may determine) immediately prior to the occurrence of such Corporate Event or (B) the replacement of such vested (and other) portion of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)        In its sole discretion, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that the Award (or any portion thereof) will terminate upon the occurrence of such Corporate Event and cannot vest, be exercised or become payable after such Corporate Event;

(iii)       In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Award shall be exercisable as to all Common Shares covered thereby or a specified portion of such Common Shares, notwithstanding anything to the contrary in (A) Section 4.2 or (B) the provisions of the applicable Award Agreement;

(iv)       In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such Corporate Event, such Award (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)        In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may make adjustments in the number and type of Common Shares

(or other securities or property) subject to the Plan and outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the Exercise Price), and the criteria included in, outstanding Awards and Awards which may be granted in the future.

(c)     In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 8.1(a) and 8.1(b), the Administrator will adjust each outstanding Award in such manner as it may deem equitable to the Participant, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the Exercise Price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring.  The adjustments provided under this Section 8.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.

(d)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable to the Participant and in the best interests of the Company and its Subsidiaries.

(e)     To the extent required by the terms of an Award Agreement, the Company shall notify the Participant prior to the date of a Corporate Event.

Section 8.2       Awards Not Transferable.  Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 8.3       Amendment, Suspension or Termination of the Plan or Award Agreements

(a)     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.  However, unless determined otherwise by the Administrator, without Shareholder approval or ratification within twelve (12) months before or after such action, no action of the Administrator may, except as provided in Section 8.1, increase any limit imposed in Section 2.1 on the maximum number of Common Shares that may be issued under the Plan or that may be issued pursuant to the exercise of Common Options under the Plan or extend the limit imposed in this Section 8.3 on the period during which Awards may be granted.

(b)    Except as provided by Section 8.1, neither the amendment, modification, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted.  Except as provided by Section 8.1, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent.  The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 8.3(b).

(c)     No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the date the Plan is adopted by the Board.

Section 8.4       Withholding.  A Participant shall make payment to the Company (in cash or by personal, certified or bank cashier cheque or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all applicable tax withholding requirements arising in connection with the exercise of an Option or Stock Appreciation Right, vesting of Restricted Stock or settlement of a Restricted Stock Unit.  For greater certainty, where appropriate, the Company or any Subsidiary may withhold from any amount payable to a Service Provider (including a withholding by way of Common Shares), pursuant to this Plan, such amount as may be necessary so as to ensure that the Corporation or the Subsidiary, as the case may be, complies with the applicable provisions of any federal, provincial, territorial or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Service Provider.

Section 8.5       Status as Service Provider.  Nothing in the Plan or any Award Agreement hereunder shall imply or confer upon the Participant any right to continue as a Service Provider for the Company or any of its Subsidiaries.

Section 8.6       Shareholder Approval.  Unless determined otherwise by the Administrator, this Plan will be submitted for the approval of the Company’s Shareholders within twelve months of the date of the Board’s initial adoption of this Plan.

Section 8.7       Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.8       Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of any and all applicable securities laws and regulations, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by Applicable Laws, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 8.9       Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Section 8.10     Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 8.11     Governing Documents.  In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any of its Subsidiaries that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

Section 8.12     Currency.  Unless otherwise indicated, all amounts required to be paid pursuant to any Award (including, but not limited to, paying the Exercise Price) shall be expressed in Canadian dollars.

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